For the fiscal year ended 2/28/99
File number 811-4024

  Prudential California Municipal Fund California
                      Series

                   SUB-ITEM 77 O

                     EXHIBIT 1

   Transactions Effected Pursuant to Rule 10f-3


1.   Name of Issuer
       Metropolitan Water District of Southern
California

2.   Date of Purchase
       08/28/1998

3.   Number of Securities Purchased
       24,000

4.   Dollar Amount of Purchase
       $2,310,432

5.   Price Per Unit
       96.268

6.   Name(s) of Underwriter(s) or Dealer(s) From
Whom Purchased
       Bear Sterns

For the fiscal year ended 2/28/99
File number 811-4024

  Prudential California Municipal Fund California
                   Income Series

                   SUB-ITEM 77 O

                     EXHIBIT 2

   Transactions Effected Pursuant to Rule 10f-3


1.   Name of Issuer
       Metropolitan Water District of Southern
California

2.   Date of Purchase
       08/28/1998

3.   Number of Securities Purchased
       16,000

4.   Dollar Amount of Purchase
       $1,540,288

5.   Price Per Unit
       96.268

6.   Name(s) of Underwriter(s) or Dealer(s) From
Whom Purchased
       Bear Sterns